UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 N. Main St. New City, NY	10956
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 925-4597

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.03 are incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 14, 2023, Legacy Education Alliance, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company issued to the Investor a Convertible Promissory Note having a principal amount of $100,000 (the “Note”) and a Common Stock Purchase Warrant (the “SPA Warrant”) to purchase up to a certain amount of shares of the Company’s common stock (subject to certain conditions set forth in the Purchase Agreement). Pursuant to the Purchase Agreement, the Company granted the Investor the right to have the Company register the resale of the Common Stock underlying the Note and SPA Warrant with the Securities and Exchange Commission.

The Company intends to use the net proceeds from the transaction for general corporate purposes and working capital.

The maturity date of the Note is twelve (12) months from the issue date, with the option to extend for up to six (6) months in the sole discretion of the Company upon prior written notice to the Investor and is the date upon which the principal and interest shall be due and payable. The Note bears interest at a fixed rate of 8% per annum. Any overdue accrued and unpaid interest shall entail a late fee at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted by applicable law, which shall accrue daily from the date such interest is due through and including the date of actual payment in full.

The then outstanding and unpaid principal and interest under the Note shall be converted into shares of Company common stock on the Mandatory Conversion Date (as defined in the Note). Pursuant to the terms of the Note, the conversion price is equal to the lesser of: (i) $0.20 per share; or (ii) a 20% discount to the VWAP for the ten (10) trading day period ending on the last complete trading day prior to the Mandatory Conversion Date. The Note is subject to a beneficial ownership limitation of 4.99%.

Upon the occurrence of an Event of Default (as defined in the Note), the Note will become immediately due and payable and the Company shall pay the Investor in full satisfaction of the principal, Default Amount (as defined in the Note), and all related costs associated with collection.

The SPA Warrant entitles the Investor to purchase up to such number of shares of the Company’s common stock, and at an exercise price determined at the time of the Uplist Offering (as defined in the Purchase Agreement), subject to the limitations and conditions set forth in the Purchase Agreement and SPA Warrant, respectively.

The foregoing descriptions of the Purchase Agreement, Note, and SPA Warrant, do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Note, and SPA Warrant, forms of which are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

Reference is made to the disclosures set forth under Item 2.03 above, which are incorporated herein by reference.

The issuances of the Note and SPA Warrant were, and, upon conversion of the Note and exercise of the SPA Warrant into shares of common stock, will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Note and SPA Warrant were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2023)
10.2	Form of Note (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2023)
10.3	Form of SPA Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: July 8, 2024	By:	/s/ Barry Kostiner
	Name:	Barry Kostiner
	Title:	Chief Executive Officer